                                                                   EXHIBIT 10.42

February 10, 2003

Raj Nathan
SVP and General Manager - ESD
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)

Dear Raj:

Each year, Sybase works with various external consultants to conduct extensive survey and analysis of prevailing market practice, competitive data from select companies in the local software industry with which we compete for talents, and Sybase's internal compensation equity. This year, our Corporate Human Resources worked with AON/Radford, KPMG and Watson Wyatt executive compensation consultants to present a well-researched and extraordinarily thorough review of our Section 16(b) officers' cash compensation, incentive bonus/variable compensation, stock/long-term incentive and executive benefit programs. Based on the aforementioned analysis and your individual performance against your 2003 objectives, I have recommended to the Compensation Committee and the Board of Directors your 2003 total executive compensation. It is my belief that our executive compensation should not only be competitive in the industry but it should also always support the achievement of Sybase's performance objectives to maintain alignment with shareholder interests.

I am pleased to inform you of your 2003 Executive Compensation as approved by the Sybase, Inc. Compensation Committee and the Board of Directors at the February 5, 2003 meeting.

         1.       Cash Compensation (effective January 1, 2003)

                      -  Annual base salary: $ 315,285
                         (paid semi-monthly at $13,136.88)

                      -  Variable incentive target at 37% of TTE ($181,940)

                      -  Total target earnings (TTE): $ 497,225

Attached is your 2003 Compensation Plan which provides the plan components, quota and compensation details for your review and signature. Please sign it and return one signed copy to Nita White-Ivy in Corporate Human Resources no later than February 14, 2003.

Raj Nathan
February 10, 2003
Page 2

2.       Long-Term Incentives

         I am equally pleased that the Compensation Committee also approved my recommendation for your long-term incentives as follows:

         a)       Sybase Stock Option Grant (with 3-year vesting):

                      -  12,500 shares at February 10, 2003 strike price.

         b)       Sybase Restricted Stock Options (with 3-year vesting)

                      -  7,500 shares at $0.10 per share.

3.       New Executive Benefit Program

         I am also excited to announce a new Executive Financial Planning and Services Program for our Section 16 officers that will reimburse you for up to $10,000 of fees paid by you to a third party in 2003 for tax preparation, insurance planning, investment planning, retirement planning and/or estate planning services undertaken on your behalf. You may select your own provider for these services. Alternatively, for most of these services, you may use KPMG with whom we have negotiated reduced rates. If you choose to use KPMG, you are free to use them for some of the services, while retaining different providers for other services.

         The amount of the reimbursement paid to you will be grossed up for federal and state income tax purposes. To the extent that you do not fully utilize the allowable reimbursement amount during 2003, you will not be entitled to any cash payment of the balance nor will you be able to utilize it in subsequent years.

         You will need to provide detailed invoices from the third party provider showing the specific services rendered in order to obtain reimbursement. You need to submit the invoices to the Vice President of Worldwide Human Resources for processing.

         In selecting your provider(s), it is important to do so in a manner that is consistent with the philosophy of our Conflict of Interest Policy. Therefore, you should not retain (1) a family member or other party with whom you have a significant relationship, or (2) a close business associate of such a person. As noted in the Conflict of Interest Policy, examples of "significant relationships" that extend beyond family include domestic partners, dating relationships, and business partnerships.

Raj Nathan
February 10, 2003
Page 3

         Note that KPMG is not able to finalize estate planning documents. Should you want such services, you will need to retain your own attorney. The HR Department does have a list of estate planning attorneys who have been recommended to the HR Department by various people. If you would like to review such list, you can contact Nita White-Ivy. However. Sybase has NOT undertaken a review of the qualifications of the attorneys on this list and does NOT endorse or recommend any particular attorney(s). You should do your own due diligence when selecting an attorney.

         I trust that this new financial planning and services program will be a great benefit for you and your family.

Lastly, I want to thank you for your contributions last year.

As we all experienced, 2002 was an economically challenging year. However, we did well compared to the rest of the software industry. We generated more than $164M in cash from operations and increased pro-forma operating margins to 16%. Our integration products gained further traction as Sybase continued to redefine the middleware market with end-to-end solutions, from data management to mobile and wireless. The company has achieved an enviable market position and our strength clearly reflects all the hard work and long hours everybody has put in. It is expected that 2003 will be a more challenging year. Therefore, we cannot rest on our laurels. It is imperative that we remain focused, committed, and ever vigilant to ensure that nothing gets in the way of achieving our revenue and margin numbers for Sybase's continued success. Do remember the partners.

I look forward to your continuing commitment.

Sincerely,

/S/ JOHN CHEN

John S. Chen
Chairman, CEO and President

Encl: 2003 Compensation Plan
JSC:  el
CC:   HR File

                                  SYBASE, INC.
                      2003 SALES COMPENSATION PLAN SUMMARY
 Please refer to the Revenue Based Incentive Compensation Plan Component Sheet
               for definitions of the following plan components.
             This Plan Summary supersedes all prior Plan Summaries.

                                 DR. RAJ NATHAN

                          ENTERPRISE SOLUTIONS DIVISION

                    SENIOR VICE PRESIDENT AND GENERAL MANAGER
                                       2003 EFFECTIVE DATE: 1/1/2003
                                       PLAN EFFECTIVE DATE: 1/1/2003

                                 PLAN COMPONENTS

BASE SALARY              $ 315,285   63% of Total Target Earnings
TARGET INCENTIVE COMP    $ 181,940   37% of Total Target Earnings
                         ---------
TOTAL TARGET EARNINGS    $ 497,225
                         =========

         INCENTIVE COMPENSATION DETAIL

                                                                     PAY CALCULATION                  PAID
                                                                    ------------------              ---------
TOTAL DIVISION REVENUE                 30.0%           $  54,582    Payment Table                   Quarterly
DIVISION REVENUE (EXCL. WWFO CHANNEL)  30.0%           $  54,582    Payment Table                   Quarterly
DIVISION CONTRIB. MGN. $               30.0%           $  54,582    Payment Table                   Quarterly
TIMELINESS DIRECT LICENSE REVENUE      10.0%           $  18,194    Binary - Make/Miss              Quarterly
                                                       =========
TARGET INCENTIVE COMPENSATION:          100%           $ 181,940
                                                       =========

                               QUOTA DETAIL (US $)

                                     DIVISION REVENUE        DIVISION           TIMELINESS DIRECT
               TOTAL REVENUE $M        (EXCL. WWFO         CONTRIBUTION        LICENSE REVENUE $M
                     (US)            CHANNEL) $M (US)      MARGIN $M (US)              (US)
               ----------------      ----------------      --------------      -------------------
Q1                $ 77.530000            $ 6.581000          $ 51.520000             $ 6.518000
Q2                $ 79.909000            $ 7.320000          $ 54.144000             $ 7.257000
Q3                $ 83.917000            $ 8.023000          $ 56.346000             $ 7.960000
Q4                $ 90.024000            $ 8.640000          $ 63.730000             $ 8.577000
                  -----------            ----------          -----------             ----------
ANNUAL            $331.380000            $30.564000          $225.740000             $30.312000
                  ===========            ==========          ===========             ==========

YEAR TO DATE PAYMENT TABLE UNTIL ACCELERATOR GATES MET               < 80%                        0%
                                                               80% - 84.9%                       50%
                                                             85.0% - 89.9%                       60%
                                                             90.0% - 94.9%                       70%
                                                             95.0% - 98.9%                       80%
                                                              99.0% - 99.9                       90%
                                                                      100%                      100%

The Plan Participant named above is eligible to participate in the 2003 Revenue Based Incentive Compensation Plan. The Plan is not intended and shall not be construed to imply a contract of employment between the Plan Participant and Sybase, Inc. All interpretations of the Plan by the Sybase President and CEO are final, binding and not subject to appeal. Sybase, Inc. reserves the right to modify or terminate the Plan at any time, for any reason, or without notice. No Plan Participant has the right to receive payment from the Plan until all conditions and terms of the Plan have been met by the Plan Participant and the Plan Participant has signed and returned this Plan Acknowledgment Form to the Sales Compensation Department.

I, the undersigned Plan Participant, have received, read and fully understand the contents of the Sybase, Inc. 2003 Revenue Based Incentive Compensation Plan (Individual Plan Summary, Component Attachments and Plan Terms and Conditions) and agree to the Plan its terms and conditions.

Please sign below.

/s/ RAJ NATHAN                              /s/ THOMAS VOLK
----------------------------------------    -----------------------------------
DR. RAJ NATHAN                      DATE    THOMAS VOLK                    DATE

SENIOR VICE PRESIDENT AND GENERAL MANAGER   EXEC VP IPG

TIMELINESS COMPONENT

Book 25% of License (excl. WWFO) quota in the first two months of the quarter & achieve License (excl. WWFO) quota for the quarter = 100% payment

Book 30% of License (excl. WWFO) quota in the first two months of the quarter & achieve License (excl. WWFO) quota for the quarter = 200% payment

Acceleration Gate requirement:  100%  Division Revenue Annual Quota, and
                                100%  Division Revenue (excl. WWFO channel) Annual Quota, and
                                100%  Division Contribution Margin $ Annual Quota

Acceleration (after Acceleration Gate requirements met):  100% to 125%  1% additional revenue = 1% total Incentive Comp
                                    Paid on revenue only  126% to 150%  1% additional revenue = 3% total Incentive Comp
                                                          > 150%        1% additional revenue = 1% total Incentive Comp

Quota assignment as of:  1/1/2003         Comp Plan Print Date: March 12, 2004
Margin includes goodwill, excludes transfer price and marketing program spend

Version 1.0                                  Sybase Proprietary and Confidential

                                  SYBASE, INC.
                      2003 SALES COMPENSATION PLAN SUMMARY
  Please refer to the Revenue Based Incentive Compensation Plan Component Sheet
                for definitions of the following plan components.
             This Plan Summary supersedes all prior Plan Summaries.

                                 DR. RAJ NATHAN

                                      IPG

                    SENIOR VICE PRESIDENT AND GENERAL MANAGER
                                        2003 EFFECTIVE DATE: 7/1/2003
                                        PLAN EFFECTIVE DATE: 7/1/2003

                                 PLAN COMPONENTS

BASE SALARY                $ 315,285             63% of Total Target Earnings
TARGET INCENTIVE COMP      $ 181,940             37% of Total Target Earnings
                           ---------
TOTAL TARGET EARNINGS      $ 497,225
                           =========

         INCENTIVE COMPENSATION DETAIL


                                                                        PAY CALCULATION                 PAID
                                                                      ------------------              ---------
TOTAL  DIVISION REVENUE                 30.0%           $  54,582     Payment Table                   Quarterly
DIVISION REVENUE (EXCL. WWFO CHANNEL)   30.0%           $  54,582     Payment Table                   Quarterly
DIVISION CONTRIB. MGN. $                30.0%           $  54,582     Payment Table                   Quarterly
TIMELINESS DIRECT LICENSE REVENUE       10.0%           $  18,194     Binary - Make/Miss              Quarterly
                                                        =========
TARGET INCENTIVE COMPENSATION:           100%           $ 181,940
                                                        =========

                               QUOTA DETAIL (US $)

                                      DIVISION REVENUE       DIVISION        TIMELINESS DIRECT
                 TOTAL REVENUE          (EXCL. WWFO        CONTRIBUTION      LICENSE REVENUE $M
                     $M (US)          CHANNEL) $M (US)     MARGIN $M (US)            (US)
                 -------------        ----------------     --------------    ------------------
Q1
Q2
Q3                $ 132.948000          $ 31.110000         $ 73.241000          $24.347000
Q4                $ 142.225000          $ 32.370000         $ 82.472000          $24.907000
                  ------------          -----------         -----------          ----------
ANNUAL            $ 275.173000          $ 63.480000         $155.713000          $49.254000
                  ============          ===========         ===========          ==========

YEAR TO DATE PAYMENT TABLE UNTIL ACCELERATOR GATES MET            < 80%                        0%
                                                            80% - 84.9%                       50%
                                                          85.0% - 89.9%                       60%
                                                          90.0% - 94.9%                       70%
                                                          95.0% - 98.9%                       80%
                                                           99.0% - 99.9                       90%
                                                                   100%                      100%

The Plan Participant named above is eligible to participate in the 2003 Revenue Based Incentive Compensation Plan. The Plan is not intended and shall not be construed to imply a contract of employment between the Plan Participant and Sybase, Inc. All interpretations of the Plan by the Sybase President and CEO are final, binding and not subject to appeal. Sybase, Inc. reserves the right to modify or terminate the Plan at any time, for any reason, or without notice. No Plan Participant has the right to receive payment from the Plan until all conditions and terms of the Plan have been met by the Plan Participant and the Plan Participant has signed and returned this Plan Acknowledgment Form to the Sales Compensation Department.

I, the undersigned Plan Participant, have received, read and fully understand the contents of the Sybase, Inc. 2003 Revenue Based Incentive Compensation Plan (Individual Plan Summary, Component Attachments and Plan Terms and Conditions) and agree to the Plan its terms and conditions.

Please sign below:

/s/ RAJ NATHAN                              /s/ THOMAS VOLK
----------------------------------------    ------------------------------------
DR. RAJ NATHAN                      DATE    THOMAS VOLK                     DATE

SENIOR VICE PRESIDENT AND GENERAL MANAGER   EXEC VP IPG

TIMELINESS COMPONENT

Book 25% of License (excl. WWFO) quota in the first two months of the quarter & achieve License (excl. WWFO) quota for the quarter = 100% payment

Book 30% of License (excl. WWFO) quota in the first two months of the quarter & achieve License (excl. WWFO) quota for the quarter = 200% payment

Acceleration Gate requirement:  100%   Division Revenue Annual Quota, and
                                100%   Division Revenue (excl. WWFO channel) Annual Quota, and
                                100%   Division Contribution Margin $ Annual Quota

Acceleration (after Acceleration Gate requirements met):    100% to 125%    1% additional revenue = 1% total Incentive Comp
                                    Paid on revenue only    126% to 150%    1% additional revenue = 3% total Incentive Comp
                                                            > 150%          1% additional revenue = 1% total Incentive Comp

Quota assignment as of:  7/1/2003         Comp Plan Print Date: March 12, 2004
Margin includes goodwill, excludes transfer price and marketing program spend

Version 1.0                                  Sybase Proprietary and Confidential